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                                                                    EXHIBIT 10.1

                                FANBALL.COM, INC.

                           SUBSCRIPTION AGREEMENT AND
                                INVESTMENT LETTER

                PURCHASE OF SERIES A CONVERTIBLE PREFERRED STOCK


Fanball.com, Inc.
5720 Green Circle Drive
Suite #202
Minnetonka, MN  55343

         The undersigned (the "Subscriber") hereby subscribes for and offers to purchase from Fanball.com, Inc., a Minnesota corporation (the "Company"), six hundred thousand (600,000) shares of Series A Convertible Preferred Stock (the "Series A Preferred") at a purchase price of five dollars ($5.00) per share or an aggregate purchase price of Three Million Dollars ($3,000,000) (the "Purchase Price"), upon the terms and subject to the following conditions:

         1. Subscription and Authorization of Securities. The Series A Preferred shall be issued pursuant to and shall be entitled to such preferences, rights and benefits as are set forth in the capital stock provisions of the Company's Amended and Restated Articles of Incorporation and its Certificate of Designation, which shall be in the form of the attached Exhibit A (the "Series A Certificate").

         2. Payment. The Subscriber herewith submits the Subscriber's check for the Purchase Price, made payable to "Fanball.com, Inc.," representing the aggregate purchase price for the Series A Preferred. In exchange therefor, the Company herewith delivers to the Subscriber a stock certificate, dated as of the date hereof, representing the Series A Preferred purchased by the Subscriber registered in the name of Lakes Gaming, Inc.

         3. Representations of Subscriber. To induce the Company to accept this offer, the Subscriber represents and warrants as follows:

                  a. The Subscriber agrees that Subscriber may not sell or otherwise transfer all or any interest in the Series A Preferred except as expressly provided in this Subscription Agreement and Investment Letter.

                  b. The Subscriber understands that the Company must comply with the securities laws of the jurisdiction in which the Subscriber is domiciled. The Subscriber therefore represents and warrants to the Company as follows:

                 (1) The Subscriber is a business organization organized and validly existing under the laws of, and with its principal office located in, the State of Minnesota. The Subscriber represents and warrants that it was not organized, either directly or indirectly, for the specific purpose of acquiring the Series A Preferred.

                  c. The Subscriber realizes that purchase of the Series A Preferred is a speculative investment and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to make an investment in the Company, the Subscriber has relied solely upon the written materials provided to it by the Company, including the Certificate of



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         Designation which sets forth the rights, preferences and limitations of the Series A Preferred (the "Series A Certificate"), receipt of which is hereby acknowledged, and upon independent investigations made by Subscriber or its representatives. The shares of Series A Preferred will have the rights and preferences as set forth in the Series A Certificate, including without limitation the following: (i) each share of the Series A Preferred is convertible into one share of the Company's common stock (the "Common Stock") on a one-to-one basis subject to adjustment in certain events, (ii) the shares of Series A Preferred will have a liquidation preference over the Common Stock,
         (iii) the Subscriber will be entitled to appoint one director of the Company, which right will terminate upon the Company's Qualified Public Offering (as defined in the Series A Certificate), and (iv) shares of Series A Preferred will not be automatically entitled to receive or accrue dividends.

                  d. The Subscriber has read and understands the Series A Certificate and understands the rights, preferences and limitations pertaining to the Series A Preferred.

                  e. The Subscriber has had full opportunity to conduct, and has conducted, a complete and thorough due diligence investigation of the Company, and such opportunity has been made available to the Subscriber's professional representative(s), to ask questions of and receive answers from representatives of the Company concerning the Company and its financial condition and prospects and the terms and conditions of the Series A Certificate, as well as to obtain additional information necessary to verify the accuracy of the written materials provided to the Subscriber and its representatives by the Company.

                  f. The information presented and statements made by the Subscriber in the attached questionnaire completed and delivered by the Subscriber and returned to the Company with this letter, and any additional information supplied by the Subscriber at the Company's request relating to the Subscriber's income, net worth, investment experience or other matters, are complete and accurate as of this date or any future date upon which such information will be supplied, and may be relied upon by the Company in determining whether to accept this offer.

                  g. The Subscriber is acquiring the Series A Preferred for its own account for investment purposes and not with a view to or for resale in connection with any distribution thereof and not for the personal accounts of its shareholders. The Subscriber understands that the Series A Preferred have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, in reliance on exemptions from registration which depend, in part on the Subscriber's investment intention; and, accordingly, the truth and accuracy of the foregoing representation will be relied upon by the Company to establish such exemptions. The Subscriber acknowledges that the Company is not required to recognize any transfer of the Series A Preferred unless, in the opinion of counsel to the Company, such transfer would not result in a violation of any federal or state law regarding the offer and sale of securities and unless the other restrictions on transfer set forth in the Series A Preferred are complied with.

                  h. The Subscriber agrees to the placing on the instruments or certificates representing the Series A Preferred of legends, in substantially the following form, referring to the restrictions set forth in the preceding paragraph:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO SALE OR ASSIGNMENT OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY


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         TO THE COMPANY THAT SUCH PROPOSED DISPOSITION OR TRANSFER LAWFULLY MAY
         BE MADE WITHOUT REGISTRATION OF SUCH SHARES PURSUANT TO APPLICABLE SECURITIES LAWS, OR SUCH REGISTRATION.

         THE SHARES OF THE COMPANY ARE SUBJECT TO CERTAIN DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS AS SET FORTH IN THE COMPANY'S ARTICLES OF INCORPORATION, AS FILED WITH THE MINNESOTA SECRETARY OF STATE, AS AMENDED FROM TIME TO TIME. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST MADE TO THE SECRETARY OF THE COMPANY AND WITHOUT CHARGE A FULL STATEMENT (A) OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, INSOFAR AS THE SAME HAVE BEEN DETERMINED AND (B) OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES.

                  i. The Subscriber is aware that there are restrictions on the transferability of the Series A Preferred, that there is no market for the Series A Preferred, and that it is possible that such a market will never develop. Accordingly, it is unlikely that the Subscriber will be able to liquidate an investment in the Company in case of an emergency or for any other reason.

                  j. The Subscriber's commitment to investments that are not readily marketable is not disproportionate to its net worth, and an investment in the Series A Preferred will not cause such commitment to become excessive. The Subscriber has adequate means of providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Series A Preferred, and can withstand a complete loss of such investment in the Series A Preferred. The Subscriber has, either alone or with a purchaser representative, such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Series A Preferred.

                  k. The Subscriber acknowledges receipt of the documents and information which the Company has represented to Subscriber under
         Section 4.t. of this Agreement that it has delivered to the Subscriber.

         4. Representations of the Company. The Company represents and warrants to the Subscriber as follows:

                  a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Series A Preferred and the Common Stock into which it is convertible (the "Conversion Shares") and to otherwise perform its obligations under this Agreement.

                  b. Status of the Preferred Shares and Conversion Shares. The Series A Preferred, when issued and paid for pursuant to the terms of this Subscription Letter, will be duly authorized, validly issuedand outstanding, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and restrictions, except as set forth herein, and the Conversion Shares have been reserved for issuance based upon a one-for-one Conversion Ratio (as defined in the Series A Certificate), and when issued upon conversion will be duly authorized, validly issued


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         and outstanding, fully paid and nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth herein. The certificates representing the Series A Preferred to be delivered by the Company hereunder, and the certificates representing the Conversion Shares will, when issued upon conversion, be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

                  c. Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company, and is the valid and binding agreement upon the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to the investment by the Subscriber in the Company and the authorization, creation, issuance and delivery of the Preferred Shares and the Conversion Shares has been taken by the Company.

                  d. Brokers. Other than Mr. Larry Zipkin, who will be granted a warrant to purchase 37,500 shares of Common Stock at an exercise price of $1.00 per share, no other person, firm or corporation has or will have, as a result of any act or omission of the Company, any interest, right or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the Subscriber harmless against any and all liability with respect to any such commission, fee or other compensation, except as set forth above, which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

                  e. Litigation; Governmental Proceedings. Except with respect to its defense of a lawsuit brought by Sims Security to collect $2,000 alleging non-payment for services rendered, which the Company is disputing in good faith, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding which would have a material adverse impact on the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

                  f. Governing Instruments. The copies of the Amended and Restated Articles of Incorporation and Bylaws of the Company which have been delivered to legal counsel for the Subscriber prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Amended and Restated Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement.

                  g. Subsidiaries. Etc. The Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, limited liability company or partnership, association or other business enterprise.

                  h. Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary


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         and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

                  i. Financial Statements. The Company has delivered to Subscriber true and correct copies of its unaudited balance sheets for the Company dated as at June 30, 1996, June 30, 1997, June 30, 1998 and June 8, 1999 (the "1999 Balance Sheet") together with the related statements of profit and loss for the periods then ended. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheets dates and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Without limiting the generality of the foregoing, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at their respective dates, which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets and include appropriate reserves for all taxes and other liabilities accrued as of such dates but not yet payable.

                  j. Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not have any tax liabilities except those reflected on the financial statements referred to above or those which were incurred in the ordinary course of business since June 8, 1999 and are not delinquent.

                  k. Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, since June 8, 1999 the Company has not:
         (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto; (x) made any acquisition or disposition of any material assets; other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors, officers or employees, or made any bonus payment or similar arrangement with any of its directors, officers or employees or increased the scope or nature of any fringe benefits provided for its directors, officers or


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         employees; or (xii) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results or operations or business of the company since June 8, 1999.

                  l. Title to Properties and Encumbrances. The Company does not have an ownership interest in any parcels of real property. The Company has good and marketable title to all of its properties and assets, including without limitation the properties and assets reflected on the 1999 Balance Sheet and the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described on the 1999 Balance Sheet, (b) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings, or (c) those which do not materially affect the value of or interfere with the use made of such properties and assets.

                  m. Conditions of Properties. The offices and equipment of the Company have been kept in good condition and repair in the ordinary course of business.

                  n. Compliance With Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except where the failure to so conduct the business and operations of the Company would not have a material adverse effect on the business, properties or prospects of the Company. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Amended and Restated Articles of Incorporation or Bylaws of the Company. The Company is not in violation of its Amended and Restated Articles of Incorporation or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement.

                  o. Securities Laws. Based in part upon the representations of the Subscriber in Section 3 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the, Series A Preferred or the Conversion Shares, other than the qualification thereof, if required, under applicable state securities laws. The Company has not, directly or through an agent, offered the Series A Preferred or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Subscriber and other accredited investors. Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of the Subscriber in Section 4, the offer, issuance, sale and delivery of the Series A Shares and the Conversion Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act").

                  p. Intellectual Property. The Company owns or possesses sufficient trademarks, tradenames, copyrights, licenses, approvals and other similar rights, which are to the Company's


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         knowledge free and clear of all liens, claims and restrictions
         (collectively, the "Intellectual Property Rights") reasonably necessary to conduct its business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a material adverse change in the business, properties, financial condition or results of operations of the Company. The Company has not received any notice of, nor to its knowledge is there any claim threatened regarding, infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the object of an unfavorable decision, would result in a material adverse change in the business, properties, financial condition or results of operation of the Company. The Company is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business. To its knowledge, the Company owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary for the development, operation and sale of the products and services sold or proposed to be sold by it, free and clear of all rights, liens, or claims of others.

                  q. Capital Stock. At the date hereof the authorized capital stock of the Company consists of 5,000,000 shares of common stock, $.01 par value (the "Common Stock"), of which 1,919,716 shares are issued and outstanding, which such shares are owned by the persons and in the amounts indicated on Schedule 4.q. hereto, and 5,000,000 shares of Series A Preferred Stock, none of which are outstanding (without giving effect to the sale of Preferred Shares offered hereby). All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable, except that
         (i)stock certificates have not been issued and delivered by the Company to purchasers of Common Stock in the private placement of Company common stock sold in March and April 1999, and (ii) common shareholders approved the increase of authorized common stock to five million shares in June 1999, effective April 20, 1999, after an amendment to the Company's articles of incorporation were filed on April 20, 1999. Except with respect to outstanding options to purchase 251,250 shares of Company common stock held by Company employees and consultants, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than as contemplated by this Agreement under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Preferred Shares or the Conversion Shares constitute, or will constitute, an event under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. Except as contemplated by this Agreement, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company; provided, however that nothing in this Section 4.q. shall affect, alter or diminish any right granted to the Subscriber in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

                  r. Outstanding Debt. The Company has no indebtedness incurred as a result of direct borrowing of money (excluding any indebtedness incurred with respect to trade accounts), except as otherwise set forth in the financial statements or the notes thereto provided to the Subscriber. The Company is not in default in the payment of the principle of or interest or


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         premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which, with the lapse of time or the giving of notice or both, would constitute an event of default thereunder.

                  s. Insurance Coverage. There are in full force and effect policies of insurance issued by insurers of recognized responsibility which are insuring the Company and its properties against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources.

                  t. Schedule of Assets and Contracts. The Company has previously delivered to Subscriber, to the extent they exist, copies of the documents described on the schedule of assets and contracts to be attached to this Agreement no later than one week after the date hereof:

                       (1) each written or oral contract or agreement between the Company and any shareholder of the Company;

                       (2) each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property;

                       (3) each lease of personal property involving payments remaining to or from the Company;

                       (4) except with respect to Robert Phythian and Paul Charchian, each of whom have verbal agreements with the Company regarding salary, each written or oral contract, agreement, subcontract, purchase order, commitment or arrangement involving payments remaining to or from the Company and each other agreement material to the Company's business to which the Company is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

                       (5) any collective bargaining agreements, employment agreements, consulting agreement, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Company;

                       (6) a current statement of balance of account in the account at Richfield Bank and Trust maintained by the Company, together with the persons authorized to make withdrawals from such accounts; and

                       (7) the name of each employee of the Company and the remuneration currently payable to each such employee;

                       (8) all accounts receivable of the Company that are or were outstanding on the Balance Sheet Date, and the aging of each such account receivable;

                       (9) all accounts payable of the Company that are or were outstanding on the June 1999 Balance Sheet, and the aging of each such account payable;


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                       (10)  all insurance policies in force;

                       (11) all patents, royalty and license agreements, trademarks, trade names, service marks and copyrights relating to products of the Company (including applications therefor); and

                       (12)  all licenses, permits, authorizations,
                  approvals, franchises and rights granted to the Company by any governmental or other regulatory authority.

                       The Company has performed in all material respects all obligations required to be performed by it to date and is not in default under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments referred to above are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder on the part of the Company, or, to the best knowledge of the Company, on the part of any other party thereto. All parties having contractual arrangements with the Company are in compliance therewith and none are in default thereunder. All plans or arrangements described above are fully funded to the extent that such funding is required by generally accepted accounting principles.

                  u. Conflicts of Interest. No officer, director or shareholder of the Company or any affiliate (as the term "affiliate" is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee. For the purpose of this Section 4.u., there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  v. Licenses. To the Company's knowledge, the Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which are (a) necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have a material adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

                  w. Registration Rights. Except as set froth under this Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

                  x. Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participates that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto ("ERISA").

                  y. Minute Books. A true and correct copy of all minute books and stock record books of the Company has been delivered to the Subscriber.

                  z. Disclosure. The Company has not withheld from the Subscriber any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Subscriber pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of all the circumstances in which they were made, not misleading.

         5. Right to Purchase Additional Securities. If the Company should decide to issue and sell for cash additional shares of any capital stock of the Company, other than Additional Shares of Common Stock (as defined in the Series A Certificate), and at such time, the Subscriber and its affiliates then own 19.9% or less of the outstanding Common Stock of the Company (including for purposes of such calculation on an as converted basis all outstanding shares of Series A Preferred and any other outstanding securities, options or warrants convertible into Common Stock, but not including performance based options that have not yet vested) then such issuances and sales shall be subject to the following terms and conditions:

                  a. the Company shall first offer to sell to the Subscriber, upon the same terms and conditions as the Company is proposing to issue and sell such additional shares of capital stock to others, such number of additional securities as would result in the Subscriber and its affiliates maintaining their then current aggregate ownership percentage, as such percentage may decrease from time to time but in no event in excess of nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock of the Company;

                  b. if Subscriber's and its affiliates' aggregate ownership percentage upon completion of such proposed issuance and sale of additional securities would be greater than their then current aggregate ownership percentage at the time of the proposed issuance and sale of additional securities (as such percentage may decrease from time to time but in no event in excess of 19.9%), then this right to purchase additional securities shall not apply to the extent the Subscriber's and its affiliates' ownership would be, upon completion of such proposed issuance and sale of additional securities, greater than their then current aggregate ownership percentage (as such percentage may decrease from time to time but in no event in excess of 19.9%); and

                  c. this right to purchase additional securities hereunder shall automatically terminate upon the date that the Company completes a Qualified Public Offering, as defined in the Series A Certificate.

                  The Company and Subscriber understand that based on current stock ownership levels as of the date of this Agreement, this right to purchase additional securities shall not apply to the extent that the Company issues and sells additional securities that would result in the Subscriber's and its affiliates' aggregate ownership percentage exceeding 19.9%. By way of illustration and not as a limitation, if, at a future date, the Subscriber's and its affiliates' aggregate ownership percentage decreases from its level as of the date of this Agreement to ten percent (10%), for example, then this right to purchase additional securities would be a right to maintain a ten percent (10%) aggregate ownership percentage in the Company.

         6. Affirmative Covenants of the Company. Subject to Section 8 of this Agreement, the Company covenants and agrees that:

                  a. Corporate Existence. The Company will maintain its corporate existence in good standing and comply in all material respects with all applicable laws and regulations of the United States or of any state or states thereof or any political subdivision thereof where failure to so comply would have a material adverse impact on the company or its business or operations.

                  b. Books of Account and Records. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will deliver to the Subscriber as soon as practicable the following:
         (i) after the close of each fiscal quarter, unaudited consolidated balance sheets of the Company as of the end of such quarter, together with the related statements of operations for such quarter; and (ii) after the end of each fiscal year, a nonaudited balance sheet of the Company as of the end of such fiscal year, together with related statements of operations, stockholders equity and cash flow for such fiscal year. The Company will engage a certified public accountant from a "Big 5 Accounting Firm" selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission (the "Commission"), and have annual audits made by such independent public accountants.

                  c. Payment of Taxes. The Company will pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon its income or upon any of its properties, as well as all material claims of any kind which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall set aside on its books reserves deemed adequate by it with respect thereto; and (ii) maintain and keep or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith will be properly and advantageously conducted at all times.

                  d. Insurance. The Company will obtain and maintain in force such property damage, public liability, workers compensation, indemnity bonds and other types of insurance as the Company executive officers, after consultation with its insurance broker, shall determined to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. All insurance company maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors, and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may affect workers company or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self insurance which is in accord with applicable laws.

                  e. Inspection. The Company will permit the Subscriber and any of its representatives designated by it, to visit and inspect, at the Subscriber's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers and accountants, all to such reasonable extent and at such reasonable times and intervals as the Subscriber may reasonably describe and request in advance. The Subscriber shall maintain, and shall require its representatives to maintain, all information obtained from the Company pursuant to this Agreement on a confidential basis.

                  f. Preparation and Approval of Budgets. Commencing with its fiscal year ending June 30, 2000, at least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its board of directors, for its review and approval, an annual plan/budget for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the board of directors may reasonably request. The Company will, simultaneously with the submission thereof to the board of directors, deliver a copy of such annual plan/budget to the Subscriber.

                  g. Payment of Indebtedness and Discharge of Obligations. The Company will make timely payment of all amounts due under, and will observe, perform and discharge all of the covenants, conditions and obligations which are imposed on it by, any and all indentures and other agreements securing or evidencing all indebtedness resulting from bank or other borrowings or pursuant to which such indebtedness is issued.

                  h. Representation on Board of Directors; Directors' and Shareholders' Meetings. The Subscriber shall have the right to appoint one director to the Company's Board of Directors (the "Board"). In the event of the death, resignation or removal of any director designated by the Subscriber, the Subscriber shall be entitled to designate such director's successor. The Company agrees that in submitting to the Company's shareholders or board of directors the names and nominees for election as directors or in filling interim vacancies, it will use its good faith reasonable efforts to cause any person designated by the Subscriber to be elected as a director. The Company further agrees to call meetings of its board of directors at least quarterly and during each year to hold an annual meeting of shareholders within a reasonable time after the end of each of its fiscal years. The Company also agrees to reimburse the directors for the reasonable out-of-pocket travel expenses incurred by the directors in connection with attending meetings of the board of directors and meetings of shareholders, and shall maintain a provision in its by-laws providing for the indemnification of its directors to the full extent permitted by the law of the state of its incorporation.

                  i. Application of Proceeds. Unless otherwise approved by the Subscriber, the net proceeds received by the Company from the sale of the Series A Preferred will be used by the Company for sales, marketing, advertising, acquisitions and general working capital purposes.
                  Pending use of the net proceeds in the business, they shall be deposited in a bank or financial institution having assets of $150,000,000 or more or a bank or financial institution otherwise approved by the Investors, invested in certificate of deposit or repurchase agreements of a bank or financial institution having assets of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

                  j. Provision of Information and Filing of Reports. The Company shall, from and after the Closing Date, deliver to any holder of Series A Preferred upon request such information as may be required to be provided to enable the holder of Series A Preferred to comply with Rule 144A under the Securities Act in connection with the sale or transfer of any of the Preferred Shares. The Company shall, from and after such time as it has securities registered pursuant to Section 2 of the Security Exchange Act of 1934 or has an offering of securities registered pursuant to the Securities Act, make timely filings of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such rule.

                  k. Subsidiaries. If the Company establishes or maintains any subsidiary corporations, it shall cause each such subsidiary corporation to comply with the covenants set forth in this Section 6 (other than Sections 6.h).

                  l. Gaming. The Company understands that Subscriber is engaged in businesses that are regulated by various gaming authorities and regulation. Company covenants that it will provide prior written notice (which may be in the form of providing copies of minutes of meetings of the Company's Board of Directors) to the Subscriber concerning its planned activities and potential activities in the development stage that involve, directly or indirectly, contests or gaming which the Company may engage in prior to actually undertaking such activities. Subscriber agrees that, based on such prior notice and information, Subscriber will on a reasonably prompt basis notify the Company about any aspect of the proposed or developed plans regarding a new activity that could effect the subscribers compliance with the requirements of any gaming authority or regulation. The Company further covenants and agrees that it will not engage in any such activity that will in any way adversely effect Subscriber's compliance with the requirements of any such gaming authority or regulation, unless consented to in advance by subscriber, which consent may be withheld by Subscriber in its sole discretion.

                  m. Issuance of Stock and Rights to Acquire Stock. The Company shall comply with Section 5 hereof.

                  n. Intellectual Property Rights. The Company will apply for, or obtain assignments of, or license to use, all patents, trademarks, tradenames and copyrights which the Board of Directors so directs for the conduct and protection of the business of the Company.

                  o. Consents to Subchapter S Status Termination. The Company agrees to undertake to obtain the consent from each shareholder of the Company to whom the Company was contractually obligated to obtain consent for termination of Subchapter S status under the Internal Revenue Code of 1986, as amended.

         7. Negative Covenants of the Company. Subject to Section 8 of this Agreement, the Company covenants and agrees that:

                  a. Registration. Except any registration expressly permitted by Section 11 of this Agreement, and except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights to any such persons, unless such agreement specifically provides that (i) in the opinion of the managing underwriter or underwriters, if any, of any registration in which Conversion Shares are included pursuant to Section 1 of Exhibit B, the public offering or sale of such other securities would not interfere with the successful public offering and sale of such Conversion Shares, such other securities will not be included in a registration statement in which such Conversion Shares are so included, (ii) such subsequent purchasers shall not be granted registration rights more favorable than those granted to the Subscriber, and (iii) such securities may not be publicly offered or sold for a period of at least one hundred eighty
         (180) days after the closing of any public offering of Conversion Shares registered pursuant to Exhibit B.

                  b. Other Restrictions. The Company will not, nor will it permit any subsidiary to, without the prior written consent of the
         Subscriber:

                       (1) take any action that constitutes or results in amendment or waiver of any provision of the Company's Articles of Incorporation, as amended, the Series A Certificate or Bylaws, if such amendment or waiver in any way adversely affects the rights of the Series A Preferred or the holders thereof; or

                       (2) alter, amend or change any existing rights, preferences privileges or provisions relating to the Series A Preferred or the holders thereof; or

                       (3) take any action that results in the redemption of any share(s) of Common Stock (other than repurchases of shares of Common Stock issued pursuant to the Employee Pool).

         8. Termination of Covenants. The obligations of the Company under Sections 5, 6 and 7, notwithstanding any provisions hereof to the contrary, shall automatically terminate and shall be of no further force or effect on the date on which the Company completes its Qualified Public Offering (as defined in the Series A Certificate).

         9. Co-Sale Agreements. Within thirty (30) days after the date hereof, the Company undertakes and agrees to obtain written co-sale agreements to be executed and delivered by Robert Phythian, Paul Charchian and Erwin Kelen (and their related affiliates) who in the aggregate own at least 25,000 shares of Company common stock, which co-sale agreements shall provide that to the extent any such holder desires to sell at least 25,000 shares of Common Stock to a third party, other than a transfer pursuant to a pledge, estate plan, gift or registered public offering, then such holder will include, if Subscriber so desires, as an additional seller of shares of Common Stock to such third party the shares of Common Stock that Subscriber owns in such proposed sale transaction on a pro rata basis. Such co-sale agreements shall include a provision that expressly permits sale transactions of up to 25,000 shares during any twelve (12) month period on a cumulative basis and shall be in a form reasonably satisfactory to Subscriber and such shareholders.

         10.      Conversion of Preferred Shares.

                  a. Conversion of Preferred Shares. Any holder of any Series A Preferred may, at its option, from and after the occurrence of such events as are set forth in the relevant provisions of the Series a Certificate, convert such Preferred Shares, or any portion thereof, into Conversion Shares at the rate and upon the terms and conditions and subject to the adjustments set forth it the Series A Certificate. Each Series A Preferred Share shall be automatically converted into Conversion Shares on the terms and conditions set forth in the Series A Certificate.

                  b. Stock Fully Paid; Reservation of Preferred Shares. The Company covenants and agrees that all Conversion Shares that may be issued upon the exercise of the conversion privilege referred to in
         Section 9.a. will, upon issuance in accordance with the terms of the Series A Certificate, be fully paid and nonassessable and free from all taxes, liens and charges except for liens or changes created or incurred by the holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of its shares of Common Stock for the purpose of issue upon the exercise of such conversion privilege.

                  c. Adjustment of Number of Conversion Shares. The number of shares of Common Stock issuable upon conversion of the Series A Preferred and the conversion ratio with respect thereto shall be subject to adjustment from time to time as set forth in the Series A Certificate.

         11. Registration Rights. The Subscriber shall have the right to have any Conversion Shares acquired by the Subscriber upon conversion of any Series A Preferred held by such Subscriber issued upon the exercise of the conversion rights set forth in the Series A Certificate registered by the Company in accordance with the terms and conditions set forth in Exhibit B of this Agreement.

         12.      Default.

                  a. Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this
         Agreement:

                       (1) if the Company shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to indebtedness of the company, such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived, and such creditor shall have accelerated the maturity of such indebtedness or otherwise shall have initiated action to collect such indebtedness;

                       (2) (A) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement; or (B) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company hereafter furnished or delivered under or pursuant to this Agreement shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered;

                       (3) if the Company defaults in the due and punctual performance or observance of any covenant contained in this Agreement, and such default continues for a period of 30 days after written notice thereof to the Company by any Subscriber; provided, however, that an Event of Default shall not be deemed to have occurred if, at the end of such 30-day period, the Company is diligently attempting to cure such default and the existence of such default is not adversely affecting the business or financial condition of the Company; or

                       (4) if the Subscriber's designees to the Company's board of directors shall fail to be elected to the board of directors in the manner and under the terms and conditions set forth in Section 6.i of this Agreement.

                  b. Remedy Upon Events of Default. Upon the occurrence of an Event of Default, then the holders of Series A Preferred and/or Conversion Shares shall have all remedies available under applicable law or in equity.

                  c. Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company shall give written notice within three business days of such Event of Default to the holders of all outstanding Series A Preferred. If the holder of any of the Series A Preferred shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith given written notice thereof to all other holders of Preferred Shares at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

                  d. Remedies Not Waived. No course of dealing between the Company and the Subscriber or any holder of any Series A Preferred and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

                  e. Remedies Cumulative. No right, power or remedy conferred upon any holder of the Series A Preferred shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                  f. Attorney Fees to the Prevailing Party. The parties hereto agree that in the event either party brings an action for breach of this Agreement or for indemnification, the prevailing party shall be entitled to receive all attorney fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

         13. Lock-up Agreement. The Subscriber agrees, in connection with the initial underwritten public offering of the Common Stock, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Series A Preferred or the Common Stock into which it is converted held by the Subscriber (other than those shares, if any, included in the applicable registration statement) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering for 180 days from the effective date of such registration statement and (2) to execute any written instrument reflecting the agreement set forth in (1) above as may be requested by the underwriters at the time of the initial public offering.

         14. Indemnification. The Subscriber agrees to indemnify and hold the Company harmless from and against any liability, loss or expense (including reasonable attorneys' fees) if the Subscriber, alone or with others, defaults in any of the Subscriber's representations, warranties or covenants set forth herein. The Company agrees to indemnify and hold the Subscriber harmless from and against any liability, loss or expense (including reasonable attorneys' fees) (a) if the Company defaults in any of the Company's representations, warranties or covenants set forth herein and (b) incurred by Subscriber in connection with, or arising from, any claims of third parties that the Company improperly terminated its Subchapter S tax status.

         15. No Filing. The Subscriber understands that no federal or state agency has made any finding or determination as to the fairness for investment nor any recommendation or endorsement of the Series A Preferred.

         16. Successors. The Subscriber's rights and obligations hereunder shall inure to the benefit of, and be binding upon and enforceable against his or her heirs, representatives and successors. Notwithstanding the foregoing, neither this offer nor any rights granted to the Subscriber herein may be transferred or assigned by the Subscriber.

         17. Notices. All notices to the Subscriber will be deemed given when mailed by first class mail, postage prepaid, to the address designated by the Subscriber below.

         18. Questionnaires. The Subscriber understands that he or she must complete Part I of the Subscriber Information questionnaire, and Part II of the Accreditation Criteria questionnaire.

         19. Governing Law. It is the intention of the Subscriber and the Company that the laws of the State of Minnesota shall govern the validity of this Subscription Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         20. Changes Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver discharge or termination is sought.

         21. Survival of Representations and Warranties, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Subscribers or on their behalf, and the sale and purchase of the Series A Preferred and the payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

         IN WITNESS WHEREOF, the Subscriber has caused this Agreement to be executed by its duly authorized representative and the Company has caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.

                                     PART I

                             SUBSCRIBER INFORMATION
                                       FOR
                                ENTITY SUBSCRIBER


-----------------------------------
Mailing Address


-----------------------------------
City           State       Zip


-----------------------------------
Telephone


         IN WITNESS WHEREOF, the Subscriber has caused this Agreement to be executed by its duly authorized representative by signing in counterpart the acceptance form attached to this Agreement.



LAKES GAMING, INC.

By:  /S/ Lyle Berman
    ------------------------------------------------
Its: Chairman of the Board & Chief Executive Officer
    ------------------------------------------------

                            CERTIFICATE OF SIGNATORY

         (to be completed if the Series A Preferred are being subscribed for by an entity)

         I, Lyle Berman, of the Lakes Gaming, Inc. (the "Entity"), hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Series A Preferred, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

         IN WITNESS WHEREOF, I have set my hand as of this 15th day of June,
1999.
                                 /s/ Lyle Berman
                                 ----------------------------------------------
                                 (Signature)

                                 Lyle Berman
                                 ----------------------------------------------
                                 (Please Print Name)

                                 Chairman of the Board & Chief Executive Officer
                                 ----------------------------------------------
                                 (Position)

                                     PART II

                             ACCREDITATION CRITERIA


TO BE COMPLETED BY ALL SUBSCRIBERS

The shares are being offered only to "accredited investors" as defined within the meaning of rule 501 (a) of Regulation D promulgated by the Securities and Exchange Commission. An accredited investor is one who fulfills any one of the following criteria.

Please indicate (by check) which criteria apply:


A. For an INDIVIDUAL INVESTOR (a natural person), please indicate (by a check) which criteria apply:

         [ ]      (1)  Individual income in excess of $200,000 in each
                       of the two most recent years or joint income (with such investor's spouse) in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

         [ ]      (2)  Individual  net worth,  or Joint net worth (with such investor's spouse), of $1,000,000 or more.

         [ ]      (3)  A director or executive officer of the Company.

B. For a LEGAL ENTITY (other than a natural person), please indicate (by a check) which criteria apply:

         [ ]      (1)  A bank, savings and loan association or similar
                       institution, as defined in the Securities Act of 1933, whether acting in its individual or fiduciary capacity.

         [ ]      (2)  A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         [ ]      (3)  An insurance company as defined in the Securities Act of
                       1933.

         [ ]      (4)  An investment company registered under the Investment
                       Company Act of 1940.

         [ ]      (5)  A business development company as defined in the
                       Investment Company Act of 1940.

         [ ]      (6)  A private business development company as defined in the
                       Investment Advisors Act of 1940.

         [ ]      (7)  A Small Business Investment Company licensed by the U.S.
                       Small Business Administration under the Small Business
                       Investment Act of 1958.

         [ ]      (8)  An organization described in Section 501(c)(3) of
                       the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         [ ]      (9)  A plan established and maintained by a state, its
                       political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         [ ]      (10) An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

         [ ]      (11) A trust with total assets in excess of
                       $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a "sophisticated" person. the person or persons making the investment decisions of the trust should complete Part I (unless B(1) or B(2) also apply).

         [ ]      (12) An entity in which all of the equity owners are
                       "accredited investors."


         Date:   June 15, 1999
               ----------------         Lakes Gaming, Inc.
                                        ------------------------------
                                        Name of Subscriber

                                        /s/ Lyle Berman
                                        ------------------------------
                                        Signature of Subscriber

                                   ACCEPTANCE


         This Subscription Agreement of Lakes Gaming, Inc. is hereby accepted by Fanball.com, Inc. as of June 15, 1999.

                                 FANBALL.COM, INC.


                                 By:   Rob Phythian
                                 ------------------------------

                                 Its:  President
                                 ------------------------------



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